SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)


                Delaware                                  13-3692801
--------------------------------------------------------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

          388 Greenwich Street
           New York, New York                               10013
------------------------------------------  ------------------------------------
(Address of principal executive offices)                   (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. X

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.


        Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                   Name of Each Exchange on Which
            to be so Registered                   Each Class is to be Registered
            -------------------                   ------------------------------

 27,000 TIERS(R) Inflation-Linked Trust
Certificates, Series WYE 2004-21, with a
    principal amount of $27,000,000
          (the "Certificates")                        New York Stock Exchange
--------------------------------------------------------------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "Certain Federal Income Tax Considerations" in Registrant's Prospectus Supplement dated April 7, 2004, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated July 28, 2003, which description is incorporated herein by reference.

Item 2.   EXHIBITS.

          1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

          2. By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          3. Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

          4. The Prospectus Supplement dated April 7, 2004 which was filed with the Securities and Exchange Commission on or about April 8, 2004, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          5. The Prospectus dated July 28, 2003 which was filed with the Securities and Exchange Commission on or about April 8, 2004, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

          6.   Form of CAST(SM) Supplement 2003-2, dated as of April 8, 2004.


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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             STRUCTURED PRODUCTS CORP.

Date:  April 8, 2004
                                             By:   /s/ MARK C. GRAHAM
                                                 -------------------------
                                                   Mark C. Graham
                                                   Authorized Signatory